As filed with the Securities and Exchange Commission on May 3, 2010
Registration No. 333-158419

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TIME WARNER INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	One Time Warner Center New York, NY 10019-8016 (212) 484-8000	13-4099534 (I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
HOME BOX OFFICE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1100 Avenue of the Americas New York, NY 10036-6712 (212) 512-1000	05-0545061 (I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Paul T. Cappuccio
Executive Vice President and General Counsel
Time Warner Inc.
One Time Warner Center
New York, NY 10019-8016
(212) 484-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Eric L. Schiele
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7415
(212) 474-1000
Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐
The registration fee was previously calculated and paid in connection with the initial filing of the Registration Statement on April 6, 2009.

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (Registration No. 333-158419) of Time Warner Inc. (“Time Warner”) and Home Box Office, Inc. (“HBO” and, collectively with Time Warner, the “Registrants”) that was filed with the Securities and Exchange Commission on April 6, 2009 (the “Registration Statement”) to register the guarantees of HBO issued with respect to certain debt securities issued by affiliates of HBO pursuant to certain indentures. The offering of the guarantee securities pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Registrants in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrants, by and under this Post-Effective Amendment No. 1 to the Registration Statement, hereby deregister all of the securities covered under the Registration Statement that are unsold thereunder as of the date hereof.
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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 3, 2010.

TIME WARNER INC.
By:	/s/ Brenda C. Karickhoff
	Name:	Brenda C. Karickhoff
	Title:	Senior Vice President

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of Time Warner Inc. in reliance on Rule 478 of the Securities Act of 1933, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 3, 2010.

HOME BOX OFFICE, INC.
By:	/s/ Brenda C. Karickhoff
	Name:	Brenda C. Karickhoff
	Title:	Senior Vice President

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement on behalf of Home Box Office, Inc. in reliance on Rule 478 of the Securities Act of 1933, as amended.